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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated September 20, 1999 included in Cable Design Technologies, Inc.'s Form 10-K for the year ended July 31, 1999 and to all references to our firm included in this registration statement.



/s/ Arthur Andersen LLP




Pittsburgh, Pennsylvania,
  September 14, 2000